Exhibit 10.110

                             SEVERANCE AGREEMENT
                             -------------------

      THIS AGREEMENT ("Agreement") is made by and between IGI, INC. ("IGI"), a Delaware corporation, with its principal place of business at 105 Lincoln Avenue, Buena, New Jersey 08310, and DOMENIC N. GOLATO ("Golato") residing at 7 False Heather Way, Medford, New Jersey 08055.

                                  RECITALS

      WHEREAS, Golato was employed by IGI as its Chief Financial Officer and Senior Vice President from June 26, 2000 to June 30, 2004 (referred to as "Golato's Employment"); and

      WHEREAS, Golato's Employment was pursuant to and governed by the terms of an Employment Agreement between Golato and IGI dated August 31, 2000 with a retroactive effective date of June 26, 2000 (referred to as the "Employment Agreement"), a true and accurate copy of which is annexed hereto as Exhibit A and made a part of this Agreement as if set forth at length herein; and

      WHEREAS, the initial term of Golato's employment under the Employment Agreement was for a period of one year, from June 30, 2000 to June 30, 2001, subject on each June 30, beginning June 30, 2001, to an automatic extension for an additional year unless either party gives written notice of non-extension no later than the proceeding April 30; and

      WHEREAS, in accordance with the provisions of the Employment Agreement, the term thereof was automatically extended without any notice by either party of non-extension for an additional 3 years from June 30, 2001 to June 30, 2002, June 30, 2002 to June 30, 2003, and from June 30,
2003 to June 30, 2004;

      WHEREAS, on April 26 2004, IGI gave to Golato proper written notice that his employment under the Employment Agreement shall terminate upon expiration of the current term of the Employment Agreement as of the close of business on June 30, 2004, and that the term of the Employment Agreement would not be extended for an additional one year period (referred to as the "IGI Expiration Notice ");

      WHEREAS, pursuant to the terms of the Employment Agreement, Golato is entitled to receive certain severance compensation and benefits as provided therein as a result of the termination of his employment under the Employment Agreement by reason of the IGI Expiration Notice;

      WHEREAS, the parties wish to resolve by this Agreement any and all claims and/or disputes of any kind whatsoever that Golato had, has or may have now or in the future against IGI relating to his employment with IGI, the termination of his employment with IGI under the Employment Agreement and/or any other matters relating thereto; and

      WHEREAS, the parties agree that any and all payments and/or other benefits of any kind whatsoever, if any, that Golato is or may claim to be entitled to receive from IGI in conjunction with his employment with IGI, his employment with IGI under the Employment Agreement and/or the termination thereof shall be exclusively and conclusively governed by the terms of this Agreement, and Golato agrees that in accordance with the terms hereof he shall be forever prohibited from seeking and/or claiming any additional compensation, benefits, damages, remedies and/or any other payments of any kind whatsoever from IGI.

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, IGI and Golato agree as follows:

      1. Incorporation of Recitals. The Recitals set forth above are hereby incorporated into and made a part of this Agreement.

      2. Effective Date. Subject to the terms of Paragraph 15 of this Agreement and Golato's rights thereunder, the parties expressly acknowledge and agree that this Agreement shall be effective date as of the close of business on July 1, 2004 (the "Effective Date"), irrespective of the date upon which the Agreement is formally executed by the parties.

      3. Employment Termination Date. The parties expressly acknowledge and agree that Golato's employment with IGI is terminated as of
            the close of business on June 30, 2004.   As of the close of
            business on June 30, 2004, Golato resigns from any and all officerships he holds with IGI, and thereby waives, relieves, relinquishes, renounces and surrenders as of June 30, 2004, any and all rights, powers, obligations, authorities and/or benefits of any kind whatsoever with respect thereto. Golato agrees to fully cooperate with IGI to accomplish such resignations, including without limitation, execution of any and all documents as may be necessary to effectuate such resignations. Golato further agrees, warrants and represents that as of the close of business on June 30, 2004, and forever thereafter, he shall not represent and/or hold himself out as an employee, officer and/or director of IGI.

      4.    Payments to Golato.

            A. On July 1, 2004, IGI shall pay Golato for any and all amounts due and owing for base salary and auto allowance accrued as of the termination of his employment at the close of business on June 30, 2004 (less any and all applicable taxes, withholdings, contributions and other deductions).

            B. For a period twelve (12) months commencing July 1, 2004 and ending June 30, 2005 (referred to as the "Severance Period"), Golato shall continue to receive his annual base salary of $168,600 and annual auto allowance of $$7,200 (less any and all applicable taxes, withholdings, contributions and other deductions), which shall be paid by IGI to Golato in bimonthly installments in accordance with IGI's regular payroll practices as in effect at such time (referred to as the "Severance Benefits"). However, if at any time during the Severance Period, IGI receives a payment by virtue of a settlement or judgment entered in the pending action captioned IGI, Inc. v. U.S. Fire Insurance Company Affiliates, Superior Court of New Jersey, Law Division, Atlantic County, Docket No. ATL-L-1966-03 (referred to as the "Insurance Settlement"), IGI shall within five (5) days of its receipt of the Insurance Settlement pay to Golato in a single lump sum an amount equal to the balance of the Severance Benefits due and owing to Golato as of the date of the Insurance Settlement.

            C. The parties expressly acknowledge and agree that any and all payments to be made by IGI to Golato under Paragraphs 4(A) &
            (B) shall be paid, treated and reported by IGI and Golato as W-2 income, and that Golato shall be solely responsible for the payment of any and all federal, state and/or local income taxes, penalties and/or interest with respect to thereto.

      5.    Reimbursement of Business Expenses.

            On or before July 30, 2004, Golato shall submit to IGI a final Business Expense Report (referred to as the "Final Expense Report") to request reimbursement for any and all costs, expenses, and/or expenditures he had incurred as of the close of business on June 30, 2004, in performing his employment with IGI. The Final Expense Report shall be submitted, reviewed, approved/declined and paid in accordance with IGI's rules and procedures relative to such matters as currently in effect as of June 30, 2004.

      6. Continuation of Health/Medical Insurance Coverage For Golato and Dependents.

            A. For a period of twelve (12) months commencing July 1, 2004 and ending June 30, 2005, IGI shall continue at its sole cost and expense to provide Golato and his dependents with health, medical, eye care and dental Insurance coverage benefits under the IGI, Inc. Aetna, Inc. Group Health Insurance Plan and/or any other employer (IGI) provided plan or policy as in effect at such time (referred to as the "IGI Insurance Benefits"). Except as provided in Paragraph 6(B) below, as of June 30, 2005, Golato and his dependents shall no longer be entitled to nor be permitted to participate in any and all health, medical, eye care and/or dental insurance coverage and/or other benefits provided under the IGI, Inc. Aetna, Inc. Group Health Insurance Plan and/or any under other employer
            (IGI) provided plan or policy as in effect at such time.   Any
            and all coverage and/or benefits previously afforded to Golato and/or his dependents thereunder shall terminate on June 30, 2005, subject to any and all rights by Golato and/or his dependents to elect to continue participation therein under COBRA and/or any other applicable laws, and Golato and/or his dependents shall be solely responsible for the payment of any and all costs and expenses relating thereto, including, without limitation, premium costs and expenses for continued coverage under COBRA and/or any other applicable law.

      B. In the event Golato obtains full-time employment with an independent third party employer at any time during the twelve month period commencing July 1, 2004 and ending June 30, 2005, and as a benefit thereof he and his dependents are provided at no cost with health, medical, eye care and dental insurance coverage under the employer's sponsored plans or policies (referred to as the "New Insurance Plan"), and prior to June 30, 2005, full coverage becomes effective for Golato and his dependents under the New Insurance Plan (inclusive of the expiration of any waiting or elimination periods for eligibility thereunder), then IGI shall at such time be relieved from any and all further obligations under Paragraph 6(A) to provide Golato and his dependents with the IGI Insurance Benefits, and Golato and his dependents shall thereafter no longer be entitled to nor be permitted to participate in the IGI Insurance Benefits. Notwithstanding the foregoing, nothing contained in the term of this Paragraph 6(B) requires or obligates Golato to obtain full-time employment with an independent third party at any time during the twelve
            (12) month period from July 1, 2004 to June 30, 2005, or except as expressly provided by the foregoing, does not effect, alter or eliminate Golato's entitlement to any other benefits, payments or compensation to be provided by IGI hereunder.

      7.    Continuation of Life and Disability Insurance Coverage For
            Golato

            For a period of twelve (12) months commencing July 1, 2004 and ending June 30, 2005, IGI shall continue at its sole cost and expense to provide Golato with any and all life and disability insurance coverage and benefits under any IGI provided plan or policy as in effect immediately prior to the termination of Golato's employment as of the close of business on June 30, 2004 (referred to as "IGI Life/Disability Insurance "). On June 30, 2005, the IGI Life/Disability Insurances previously afforded by IGI to Golato for such twelve (12) month period shall terminate, subject to any and all rights Golato may have to elect to continue participation therein under the terms of the IGI Life/Disability Insurance plans or policies and/or as otherwise permitted by applicable laws, and in which case Golato shall be solely responsible for the payment of any and all costs and expenses relating thereto, including, without limitation, premium costs and expenses for continued coverage under the IGI Life/Disability Insurance plans or policies.

      8. Termination of 401K Plan Benefits. In accordance with the terms and conditions of the IGI, Inc. 401K Retirement Savings Plan ("401K Plan"), Golato's eligibility to participate therein shall terminate as of the close of business on June 30, 2004, and from that date onward Golato shall not be permitted to make any further contributions to the 401K Plan nor is he entitled to any employer matching contributions made by IGI after such date. Any and all account balances in the 401K Plan for the benefit of Golato shall be held in such account and/or distributed to Golato in accordance with the terms of the 401K Plan and notice to IGI of Golato's compliance with any and all requirements contained therein. Golato shall be solely responsible for any and all federal, state and/or local taxes, penalties and/or interest that may be assessed in relation to any and all distributions to Golato from and under the 401K Plan. Golato agrees and acknowledges that he is in possession of a complete and current copy of the 401K Plan and is fully familiar with and has been fully advised as to his rights thereunder.

      9.    Stock Options.

            A. Golato is the holder of fully vested and unexercised stock options to purchase a total of 345,000 shares of IGI Common Stock (referred to as the "Options"). Golato received the Options during the course of his employment with IGI as equity based compensation awards granted under the IGI, Inc. 1999 Stock Option Plan, as follows:

                  (1) option to purchase 45,000 shares at an exercise price of $0.66;

                  (2) option to purchase 100,000 shares at an exercise price of $0.52;

                  (3) option to purchase 100,000 shares at an exercise price of $0.80;

                  (4) option to purchase 40,000 shares at an exercise price of 0.50;and

                  (5) option to purchase 60,000 shares at an exercise price of $1.06.

            B. The parties hereby acknowledge and agree that in accordance with the terms of the Employment Agreement, the Options are exercisable by Golato for a period of two (2) years commencing on July 1, 2004 and ending on June 30, 2006.

            C. Except as provided in Paragraph 9(D) below, Golato agrees that for a period of six (6) months commencing on July 1, 2004 and ending on January 1, 2005, he will not sell, offer to sell, transfer or otherwise convey any shares of IGI, Inc. common stock he may acquire prior to January 1, 2005, by his exercise of any of the Options (referred to as the "Option Restriction Period"). At all times subsequent to January 1, 2005, Golato shall be free and fully unencumbered of any obligation, restriction or requirement of any kind whatsoever, except as provided by law, to sell, offer to sell, transfer or otherwise convey at his sole discretion any and all shares of IGI, Inc. Common stock he acquired by his exercise of any of the Options.

            D. It is expressly acknowledged and agreed that if at any time during the Option Restriction Period, a transaction occurs involving the acquisition by a third party of 35% or more of an equity interest of IGI at a per share price of $2.00 or more, IGI shall be required to offer Golato the opportunity as part of the transaction to sell at his sole discretion exercised shares of his IGI common stock in an amount up to $100,000. Notwithstanding the foregoing, nothing contained in the terms of this Paragraph 9(D) requires or obligates Golato to participate in any such transaction, which shall be solely at the discretion of Golato.

      10. Return of IGI Property. Golato represents and warrants that as of the Effective Date, he has returned to IGI any and all equipment, property, manuals, materials and/or any other documents belonging to IGI and/or that were provided to or came into Golato's possession as the result of his employment with IGI, including, without limitation, any and all documents that contain trade secrets of IGI and/or proprietary and/or confidential information relating to IGI and/or its business. Golato further represents and warrants that he has not copied, duplicated and/or otherwise reproduced any such manuals, materials, documents and/or information. Golato expressly agrees that he shall not use for and/or in conjunction with any future business and/or employment purposes and/or disclose to any other individual, corporation, person, partnership (general or limited), limited liability company and/or other business entity, IGI's trade secrets and/or confidential/proprietary information of IGI that Golato may have acquired at any time during his employment with IGI, including, without limitation, client lists, price lists, manufacturing processes, manufacturing costs and business plans.

      11.   Non-Disclosure of Confidential Information.

            A. For the purposes of and as used in Paragraph 11(B) or otherwise in this Agreement, the term "Confidential Information" shall be defined as and mean as follows: IGI's trade secrets and proprietary information, as well as any and all information of a business and/or technical nature disclosed to, revealed, discovered, learned and/or developed by Golato at any time during and/or in the course of his employment with IGI, which information relates in any way whatsoever to the business of IGI, to the business of any customer of IGI, and/or to the business of any other person and/or entity which consults with IGI in any way whatsoever in conjunction with IGI's business, which such information is generally unknown in the industry. Confidential Information shall include, but is not limited to, information and knowledge relating to IGI's computer and/or IT systems, programs, software, passwords and/or other specifications relating thereto, Novasome(r) technologies, formulations, manufacturing processes, procedures, packaging, developments, improvements, methods or operation, sales, pricing and profit margins, customers, clients credit and other financial information about IGI and/or IGI's customers and/or relationships between IGI and its customers, clients and others who have dealings with the Company.

            B. Except as expressly required by law, Golato hereby agrees that he will not at any time whatsoever from the Effective Date of this Agreement and forever thereafter, without the express prior written consent of IGI: (1) disclose directly and/or indirectly any Confidential Information to any person, entity and/or other third-party not a signatory to this Agreement; and/or (2) use directly and/or indirectly any Confidential Information for the benefit of himself and/or any other person, entity and/or other third-party not a signatory to this Agreement.

            C. Golato represents and warrants that as of the Effective Date he has not without the prior written consent of IGI: (1) disclosed directly and/or indirectly any Confidential Information to any person, entity and/or other third-party not a signatory to this Agreement; and/or (2) used directly and/or indirectly any Confidential Information for the benefit of himself and/or any other person, entity and/or other third-party not a signatory to this Agreement.

            D. Golato further acknowledges and agrees that any violation of the terms of this Paragraph 11 shall be deemed a breach of this Agreement entitling IGI to any and all rights and remedies under this Agreement, as well as any and all rights and remedies available at law and/or equity.

      12. Golato Release. Except as expressly provided in Paragraph 13 of this Agreement, Golato, on behalf of himself and his heirs, executors, administrators, and assigns, does hereby remise, release and forever discharge IGI and its affiliates, subsidiaries and/or its past and present agents, attorneys, representatives, officers, directors, employees, successors, administrators, shareholders and assigns, of and from any and all claims, liabilities, complaints, rights, injuries, damages, judgments, torts, causes of action, demands, suits, debts, losses, costs, expenses, fees, penalties, assessments, fines and interest, of any kind whatsoever, whether direct or indirect, absolute, fixed or contingent, liquidated or unliquidated, past or present, known or unknown, that Golato had, now has or may have against IGI, its subsidiaries, affiliates and/or its past and present agents, attorneys, representatives, officers, directors, employees, successors, administrators, shareholders and assigns relating to or arising out of Golato' employment with and/or termination of employment with IGI and/or any other matter, including, without limitation, any and all rights or claims relating to or arising under (i) federal and/or state common law; (ii) the Rehabilitation Act of 1973; (iii) the Federal Age Discrimination in Employment Act of 1967, as amended; (iv) the American With Disabilities Act; (v) Title VII of the Civil Rights Act of 1964, as amended; (vi) the Family Leave and Medical Act, (vii) the Employment Retirement Income Security Act of 1974, as amended, (viii) any and all federal, state, and/or local laws, statutes, ordinances, regulations and/or executive orders protecting the rights against discrimination upon the basis of age, race, sex, national origin, religion, non-job related disability, sexual preference and other types of discrimination; (ix) New Jersey Conscientious Employee Protection

            Act; (x) any and all any federal, state, and/or local laws, statutes, ordinances, regulations and/or executive orders protecting employees against sexual harassment and/or hostile work place environment; (xi) the Warn Act and/or any other similar state or federal laws, statutes, ordinances, regulations and/or executive orders requiring, among other things, advance notice to employees of certain workforce reductions; and (xii) any and all legal restrictions of any type whatsoever on IGI's right to terminate its employees, including Golato. Golato also agrees not to initiate, commence and/or file a lawsuit and/or any other judicial, administrative and/or arbitration proceeding in any jurisdiction whatsoever against IGI, its subsidiaries, affiliates and/or its past and present agents, attorneys, representatives, officers, directors, employees, successors, administrators, shareholders and assigns, with respect to, relating to and/or otherwise seeking to assert any claim released by Golato under the terms of this Agreement.

      13. Exception to Golato Release. Notwithstanding the terms of Paragraph 12 above, the parties acknowledge and agree that by this Agreement Golato does not waive, release and/or relinquish
            (i) any and all rights and claims he may have under the Federal Age Discrimination in Employment Act of 1967, as amended, relating to events that may occur and/or facts that were made known to Golato after the Effective Date, or (ii) his right to file a charge with or cooperate in an investigation with the Equal Employment Opportunity Commission after the Effective Date. Golato expressly represents and warrants that he has no knowledge of any facts or occurrences as of the Effective Date that would give rise to any rights and/or claims under the Federal Age Discrimination in Employment Act of 1967, as amended, and/or any right to file a charge with the Equal Employment Opportunity Commission.

      14.   Rights and Remedies.

            A. In the event of a material breach of this Agreement by Golato, and in addition to any and all rights, remedies and damages available to IGI hereunder and/or otherwise by law or equity, IGI shall immediately and automatically be forever relieved from that date forward, without any further action by IGI, from any and all obligations to Golato under this Agreement, and Golato shall return any and all payments received under this Agreement as of such date.

            B. Golato acknowledges and agrees that his breach of any of the terms and/or covenants contained in Paragraphs 9(C), 10, 11, and/or 16(A) of this Agreement can cause irreparable damage to IGI for which the remedy at law would not be adequate. Accordingly, in addition to any other remedy available to IGI under this Agreement and/or as otherwise provided by law or equity, IGI shall be entitled to injunctive relief restraining Golato from any actual or threatened violation of any of the terms of Paragraphs 9(C), 10, 11, and/or 16(A) or any other appropriate decree of specific performance (without any bond or other security being required).

            C. In the event either party is required to incur legal fees and/or costs in seeking enforcement of this Agreement, the prevailing party shall be entitled to recover from the other party any and all such legal fees and/or costs so incurred.

      15. Waiting Period and Revocation Rights. Golato represents and warrants that he has been advised by IGI to consult with an attorney prior to executing this Agreement. Golato further represents and warrants that he understands that he shall have twenty-one (21) days from the date this Agreement has been executed by IGI and delivered to Golato to decide whether to sign this Agreement and relinquish the legal claims as provided for herein. Golato further represents and warrants that he has been advised by IGI that he shall have a period of seven (7) days following his execution of this Agreement to revoke it so that it has no continuing or past legal effect. Golato represents and warrants that he understands that to revoke this Agreement during such seven (7) day period he must return to IGI any and all payments he has received from IGI under paragraph 4(B) of this Agreement and provide IGI with written notice revoking the same and deliver such notice to IGI in accordance with the terms hereof prior to the expiration of the seven (7) days revocation period.

      16.   Non-Disparagement.

            A. Golato agrees that neither he nor any person or entity on his behalf shall, directly or indirectly, make, orally or in writing, any comments, statements, and/or remarks of any kind whatsoever that are factually inaccurate and disparaging to IGI, its business, and/or its affiliates, subsidiaries and/or its past and present agents, attorneys, representatives, officers, directors, employees, administrators, and/or shareholders. Golato further acknowledges and agrees that any violation of the terms of this Paragraph 16(A) shall be deemed a material breach of this Agreement, entitling IGI to any and all rights and remedies hereunder, as well as otherwise available at law or equity.

            B. IGI agrees that neither it nor any person or entity on its behalf shall, directly or indirectly, make, orally or in writing, any comments, statements, and/or remarks of any kind whatsoever that are factually inaccurate and disparaging to Golato. Unless otherwise mutually agreed in writing by IGI and Golato, in the event IGI is contacted by a third-party for a recommendation and/or any other information related to Golato' employment with IGI and/or the termination thereof, IGI shall not provide any information and/or make any statements in response thereto other than confirmation of the position held by Golato at IGI and the dates of employment. Irrespective of the foregoing, Golato acknowledges and agrees that nothing contained herein requires IGI to provide any information, statements and/or recommendations to any inquiring third-party other than that which is expressly set forth in this Paragraph 16(B).

            C. IGI shall obtain Golato's prior approval, which shall not be unreasonably withheld, to any and all written documents to be filed with any governmental body or other regulatory authority, including the Securities and Exchange Commission and the American Stock Exchange, or otherwise released or disseminated to the public, wherein the termination or cessation of Golato's employment with IGI is discussed, addressed or referenced in any manner whatsoever. IGI shall provide Golato with a draft of any document subject to the terms of this Paragraph 16(C) at least two (2) business days prior to its intended filing, release or other dissemination.

      17. New Jersey Law Governs. This Agreement shall be executed, governed, enforced, construed and interpreted in accordance with the laws of the State of New Jersey. The parties hereto consent to the exclusive jurisdiction of the state and federal courts of New Jersey for the judicial resolution of any and all disputes that may arise under this Agreement, including without limitation enforcement of this Agreement and damages relating to a breach thereof.

      18. Entire Agreement. This Agreement incorporates the understandings and agreements of the parties hereto, and each party acknowledges that in executing this Agreement they are not relying upon prior written or oral discussions or statements made by either party. This Agreement contains the entire understanding of the parties hereto and there are no representations, warranties, covenants or undertakings other than those expressly set forth herein. Except as expressly provided for in this Agreement, Golato acknowledges and agrees that he shall not be entitled to receive from IGI, nor shall IGI be required to pay and/or provide Golato, with any benefits, monetary amounts, stock options, health, medical, life and/or disability insurance coverage, auto allowance and/or compensation of any kind whatsoever, by virtue of, under, relating to and/or with respect to Golato's employment with IGI, the Employment Agreement and/or the termination of Golato's employment with IGI.

      19. Modification/Waiver. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed by the parties with the same formality as this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver, release and/or discharge of any subsequent default and/or breach of the same or similar nature.

      20. Product of Negotiations. This Agreement is the product of negotiations between the parties and shall be construed neutrally, without regard to the identity of the party who drew it.

      21. Headings. The parties expressly acknowledge and agree that paragraph headings contained in this Agreement are for convenience purposes only and shall not be considered part of the terms and conditions of the Agreement.

      22.   Interpretation Provisions.   All references in this Agreement
            to the plural shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. The words "hereof", "herein", "hereunder", "this Agreement", "the Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement unless the context otherwise requires. The word "including" when used in this Agreement shall mean "including, without limitation". "And" and "or" as used in this Agreement shall be interpreted conjunctively and shall not be interpreted disjunctively to exclude any information otherwise within the scope thereof.

      23. Invalid or Unenforceable Provisions. In the event any provision of this Agreement shall be determined to be invalid or unenforceable in any respect, the remaining provisions of this Agreement shall not be affected thereby and shall continue in full force and effect.

      24. Parties Bound. This Agreement shall be binding upon the parties hereto and their respective heirs, successors and assigns.

      25. Legal Advice of Counsel. The parties have obtained legal advice concerning this Agreement from the attorneys of their own choosing and have not relied on anything the other party or the other party's attorneys have said in deciding to sign this Agreement.

      26. Voluntary Agreement. Golato represents and warrants that he has read and fully understands the terms of this Agreement. Golato further represents and warrants that he has executed this Agreement voluntarily without coercion, undue influence or duress, with full knowledge of the nature, consequences and legal effect of this Agreement. Golato further acknowledges and agrees that the terms hereof are a fair and adequate resolution of any and all claims, if any, he may have against IGI relating to his employment with IGI and/or the termination of his employment with IGI.

      27. Notices. Any and all notices required and/or permitted to be given under this Agreement to be effective must be sent via hand-delivery or via Federal Express or other reliable overnight delivery service to the addresses set forth below, unless otherwise advised in writing by the other party in accordance with the terms hereof of a change of address. Any and all notices under this Agreement shall be deemed made on the date upon which it is actually delivered to the party to whom it is directed.

            (a)   To Golato:

                  Domenic Golato
                  7 False Heather Way
                  Medford, NJ 08055

            (b)   To IGI:

                  Frank Gerardi, Chairman
                  IGI, Inc.
                  105 Lincoln Ave.
                  Buena, NJ 08103

                  With Copy To:

                  Diane L. Mulligan, Esq.
                  Edell & Associates, P.C.
                  1776 On the Green - 8th Floor
                  Morristown, New Jersey  07960

      28. Counterpart Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have signed this Agreement on this 30th day of June, 2004, effective as of the close of business on June 30, 2004.

                                       EMPLOYER

                                       IGI, INC.

                                      By: /s/ Frank Gerardi
                                       ------------------------------------
                                       Frank Gerardi
                                       Chairman


                                       EMPLOYEE

Witnessed:

/s/ Lisa M Pagliughi                   /s/ Domenic N Golato
-----------------------------------    ------------------------------------
Notary Public                          Domenic N. Golato